Exhibit 5.2

VOTING PROXY

The undersigned (the “Holder”), the holder of 500,000 shares of common stock (the “Shares”) of GAB AI Inc., a Delaware corporation (the “Company”), hereby, as of the date hereof, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby constitute and appoint the Chief Executive Officer of the Company, and/or any other person designated by the Board of Directors, from time to time (collectively, the “Proxy”), as the Holder’s true and lawful proxy and attorney-in-fact, with full power of substitution, for and in the Holder’s name, place, and stead, to vote all Shares, granting the Proxy complete and unlimited discretionary authority to act on the Holder’s behalf, and appoint the Proxy as the Holder’s agent, with respect to any matter whatsoever related to the Company (including but not limited to voting of shares, designation of directors, executing any waivers, consents, amendments and agreements, etc.), giving the Proxy the most extended power permitted under applicable laws, and does hereby make, constitute and appoint the Proxy as the Holder’s true and lawful proxy to sign, execute, certify, acknowledge, deliver, file and record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable hereunder or under the laws of any applicable jurisdiction. The Holder further authorizes the Proxy to take any further action which the Proxy shall consider necessary or advisable in connection with any of the foregoing, hereby giving the Proxy full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as the Holder might or could do if personally present, and hereby ratifying and confirming all that the Proxy shall lawfully do or cause to be done by virtue hereof.

Without limiting the generality of the aforesaid, and for the avoidance of doubt, the Holder hereby grants the Proxy full right and authority, in the name of the Holder, to take, at the Proxy’s sole discretion, all the aforesaid actions also in connection with the initial public offering of the Company’s securities and/or a change in control of the Company. Without derogating from the above, the Holder hereby grants the Proxy full right and authority, in the name of the Holder, to sign, execute, deliver, file and/or fill in, in any and all necessary or appropriate places, any stock assignments, stock certificates, and any other applicable documentation required in connection with the transfer, exchange, sale or disposition of the Shares in connection with such change in control.

This proxy: (i) is made and executed in furtherance of the sale and issuance by the Company to the Holder of the Shares and is a condition of the purchase of the Shares by the Holder; (ii) is given by the undersigned in consideration of the foregoing sale and issuance by the Company and the undersigned’s engagement by the Company as a service provider to the Company (whether as an employee or consultant), (iii) is a special proxy and power of attorney coupled with an interest and is irrevocable; (iv) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the Holder and its transferees, and (v) shall survive the transfer of the Shares, until duly replaced by a similar proxy executed by the transferee. This proxy replaces any proxy previously granted by the Holder in connection with the Shares, if any.

This proxy is governed by and shall be construed in accordance with the laws of the State of Delaware. This proxy is intended to be effective until, and shall terminate upon, the consummation by the Company of an initial public offering of the Company’s common stock; provided, however, that this proxy shall terminate and be of no further force or effect upon the later of (i) the date on which Holder has secured, in a form reasonably acceptable to the Company in its sole discretion, the requisite legal status and all appropriate permits, authorizations or other documents from any applicable governmental entity which are necessary to serve as a full-time employee of the Company within the United States of America or any other country which the Company, in its sole discretion, may approve in writing, and (ii) the date on which the Company and the Restricted Stock Purchase Agreement pursuant to which the Holder acquired the Shares.

Dated: January 25, 2017

Utsav Sanduja